Jim Andersen, President US Seismic Systems, an Acorn Energy Company

to Testify before House Subcommittee on Energy and the Environment, May 10, 2012

Montchanin, DE (May 8, 2012) – Acorn Energy, Inc. (NASDAQ: ACFN) today announced that Jim Andersen, Founder and President of its portfolio company, US Seismic Systems, Inc. (USSI), will testify on May 10, 2012 at the United States House of Representatives’ Science, Space, and Technology Subcommittee on Energy & Environment hearing titled “Supporting American Jobs and the Economy Through Expanded Energy Production: Challenges and Opportunities of Unconventional Resources Technology.”

The purpose of this hearing is to examine both the challenges and opportunities associated with expanding development and use of unconventional oil and gas production technologies. Mr. Andersen will be testifying to give an overview of USSI Fiber Optic Sensing Technology and its potential impact to both enhance oil and gas recovery and improve environmental monitoring to better ensure safe and responsible production.

"Over the next decade, through the exploitation of unconventional resources, America could again become the largest oil & gas producer in the world” said Jim Andersen, President of USSI. “Every revolutionary technology, such as fracking, has in it the seed of a problem like environmental issues or induced seismicity. Successfully pioneering solutions to these problems is a great opportunity for our nation. Both sides of the aisle are interested in learning about and supporting breakthrough innovations like our Ultra High Sensitivity fiber optic geophones that can help the oil & gas industry solve these problems and expand in an environmentally responsible manner."

The hearing will be Webcast live at http://science.house.gov/hearing/subcommittee-energy-and-environment-hearing-challenges-and-opportunities-unconventional

Acorn Energy will Host an Investor Day at USSI headquarters May 9, 2012

The investor day will commence at the:

Hilton Woodland Hills Hotel

6360 Canoga Avenue

Woodland Hills, CA 91367

at 9:30 AM with presentations by John Moore, Chairman and CEO of Acorn Energy and Jim Anderson, CEO of USSI. Lunch will be served at 11:30 AM, followed by a tour of the USSI facilities. The day should conclude at approximately 2:00 PM.

To register for the conference, please contact Acorn Energy at acorn@acornenergy.com. If you cannot attend, the event can be viewed live at http://takeonedigital.com/avmasters/ussi-webcast-may09.html.

To reserve a hotel room at a group rate call 818.595.1000 and ask to book your room under the US Seismic/ Acorn Energy meeting number USS 512.

About US Seismic Systems, Inc.

US Seismic Systems Inc. (“USSI”), designs, integrates, manufactures, and sells fiber optic sensing systems and solutions for the Energy and Defense markets. USSI utilizes all-optical fiber sensing technology for its state-of-the-art sensors. USSI’s proprietary optical fiber and electronics combine to form the sensor system. It is designed to replace the legacy electronic-based sensor systems at a lower cost and with improved performance and reliability. For more information visit the USSI website at: www.us-si.com.

About Acorn Energy, Inc.

Acorn Energy, Inc. is a holding company focused on making energy better by providing digital solutions for energy infrastructure asset management.  The four businesses in which we have controlling interests, improve the world's energy infrastructure by making it: more secure - providing security solutions for underwater energy infrastructure (DSIT); more reliable - providing condition-based monitoring to critical assets on the electric grid (GridSense, OmniMetrix) and more productive and efficient - increasing oil and gas production while lowering costs through use of permanent ultra-high sensitive seismic tools that allow for a more precise picture of reservoirs (US Seismic). For more information visit: http://www.acornenergy.com.

Safe Harbor Statement

This press release includes forward-looking statements, which are subject to risks and uncertainties. There is no assurance that the Company and its operating companies will be able to achieve the expected growth in revenue or meet the other expectations described or referred to above.  A complete discussion of the risks and uncertainties which may affect Acorn Energy's business generally and the businesses of its subsidiaries is included in "Risk Factors" in the Company's most recent Annual Report on Form 10-K as filed by the Company with the Securities and Exchange Commission.

Investor Contact:

Paul G. Henning

Cameron Associates

(212) 554-5462

Paul@cameronassoc.com

Company Contact:

Jim Andersen

US Seismic Systems Inc.

(818) 446-2513

jandersen@us-si.com